Exhibit 5.1

 [Letterhead of Sutherland Asbill & Brennan LLP]

January 27, 2010

Teucrium Commodity Trust
232 Hidden Lake Road, Building A
Brattleboro, VT 05301

Re:	Teucrium Commodity Trust Registration Statement on Form S-1 File No. 333-162033

Ladies and Gentlemen:

We have acted as counsel to Teucrium Commodity Trust, a Delaware statutory trust (the “Trust”), and its Sponsor, Teucrium Trading, LLC (the “Sponsor”), in connection with the registration statement on Form S-1 (File No. 333-162033) (the “Registration Statement”) filed by the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to 30,000,000 units (the “Shares”) representing fractional undivided beneficial interests in Teucrium Corn Fund, the sole existing series of the Trust, in connection with the offering described in the Registration Statement.

As counsel to the Trust, we have participated in the preparation of the Registration Statement and have examined originals or copies, certified or otherwise identified to our satisfaction by public officials or officers acting on behalf of the Trust as authentic copies of originals, of (i) the Trust’s certificate of trust, its Declaration of Trust and Trust Agreement dated as of September 11, 2009, and a form of Amended and Restated Declaration of Trust and Trust Agreement for the Trust filed as an exhibit to the Registration Statement, (ii) the Sponsor’s amended and restated limited liability company agreement dated as of October 26, 2009, and (iii) such other documents or matters of law as in our judgment were necessary to enable us to render the opinions expressed below.

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification (i) the genuineness of all signatures (other than those of the Trust and the Sponsor) on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, (v) that all certificates issued by public officials have been properly issued, and (vi) that the Amended and Restated Declaration of Trust and Trust Agreement in substantially the form filed as an exhibit to the Registration Statement will be in full force and effect when the Shares are issued.  We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Trust and the Sponsor.

Teucrium Commodity Trust
January 27, 2010

We have relied with your approval upon certificates of public officials, upon certificates and/or representations of officers and employees of the Sponsor on behalf of the Trust, upon such other certificates as we deemed appropriate, and upon such other data as we have deemed to be appropriate under the circumstances.  We have undertaken no independent investigation or verification of factual matters.

This opinions expressed in this letter are limited to the Delaware Statutory Trust Act and the Delaware Limited Liability Company Act, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws.  We express no opinion with respect to any other laws of the State of Delaware or the laws of any other jurisdiction.  We express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Shares.

Based upon and subject to the foregoing, we are of the opinion that:

The issuance of the Shares has been duly authorized, and when the Shares have been delivered to, and the agreed consideration has been fully paid at the time of such delivery by, the purchasers thereof, and the Registration Statement has become effective under the Act and remains effective at the time of the offer or sale of the Shares, the Shares will be validly issued, fully paid and non-assessable.

This opinion is limited to the matters expressly set forth herein, and no opinion may be implied or inferred beyond those expressly stated.  Our opinions and other statements expressed herein are as of the date hereof, and we have no obligation to update this letter or to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the “Legal Matters” section of the Registration Statement.  We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Act.

Respectfully submitted,

/s/ SUTHERLAND ASBILL & BRENNAN LLP
SUTHERLAND ASBILL & BRENNAN LLP